SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-52485

Date of Report: March 11, 2007

CASPIAN INTERNATIONAL OIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-5588710
(State of Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South, Suite 850, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-9222
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into Material Definitive Agreement

Dank

In March 2007 the Registrant’s subsidiary, Dank, LLP, amended its line of credit agreement with TuranAlem Bank.  The amendment increased the line of credit available to Dank to $17,900,000.

Kor-Tazh

In March 2007 the Registrant’s subsidiary, Kor-Tazh, LLP, entered into a line of credit agreement with TuranAlem Bank.  The Bank has provided Kor-Tazh a $5,000,000 line of credit for the purpose of exploring and developing Kor-Tazh’s oil field in the North-West Zhetybay.  Any amounts borrowed under the line of credit will accrue interest at 14.5% per annum.  Kor-Tazh will make monthly payments of principal and interest.  The line is secured by Kor-Tazh’s pledge of the subsoil user rights in its oil field and by a guaranty of $2,000,000 made by Dank. To obtain the line of credit, Kor-Tazh paid the Bank an arrangement fee of $25,000. The line of credit will terminate in five years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 10, 2007

CASPIAN INTERNATIONAL OIL CORPORATION

By: /s/ J.E. Knight

     J.E. Knight, Chief Executive Officer